Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
Fourth Quarter 2016

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Table of Contents

Page

Financial Highlights	1

Selected Ratios and Other Information	2

Consolidated Statements of Income	3

Consolidated Average Daily Balances and Yield / Rate Analysis from Continuing Operations	5

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI	8

Non-Interest Income, Mortgage Income and Wealth Management Income	9

Non-Interest Expense	11

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income / Expense, Adjusted Operating Leverage Ratios, and Return Ratios	12

Statements of Discontinued Operations	14

Credit Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios	15
Allowance for Credit Losses (Continued), Non-Accrual Loans (excludes loans held for sale), Adjusted Non-Accrual Loans and Select Ratios, Criticized and Classified Loans - Business Services, and Home Equity Lines of Credit - Future Principal Payment Resets	16
Early and Late Stage Delinquencies	18
Troubled Debt Restructurings	19

Consolidated Balance Sheets	20

Loans and Leases	21

Deposits	22

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital	24

Forward-Looking Statements	25

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Earnings Summary
Interest income and other financing income - taxable equivalent	$978	$963	$973	$984	$953
Interest expense - taxable equivalent	79	82	78	74	69
Depreciation expense on operating lease assets	25	25	26	27	28
Net interest income and other financing income - taxable equivalent	874	856	869	883	856
Less: Taxable-equivalent adjustment	21	21	21	21	20
Net interest income and other financing income	853	835	848	862	836
Provision for loan losses	48	29	72	113	69
Net interest income and other financing income after provision for loan losses	805	806	776	749	767
Non-interest income	522	599	526	506	514
Non-interest expense	899	934	915	869	873
Income from continuing operations before income taxes	428	471	387	386	408
Income tax expense	134	152	115	113	120
Income from continuing operations	294	319	272	273	288
Income (loss) from discontinued operations before income taxes	1	2	5	—	(6)
Income tax expense (benefit)	—	1	2	—	(3)
Income (loss) from discontinued operations, net of tax	1	1	3	—	(3)
Net income	$295	$320	$275	$273	$285
Income from continuing operations available to common shareholders	$278	$303	$256	$257	$272
Net income available to common shareholders	$279	$304	$259	$257	$269

Earnings per common share from continuing operations - basic	$0.23	$0.24	$0.20	$0.20	$0.21
Earnings per common share from continuing operations - diluted	0.23	0.24	0.20	0.20	0.21
Earnings per common share - basic	0.23	0.24	0.20	0.20	0.21
Earnings per common share - diluted	0.23	0.24	0.20	0.20	0.21

Balance Sheet Summary
At quarter-end—Consolidated
Loans, net of unearned income	$80,095	$80,883	$81,702	$81,606	$81,162
Allowance for loan losses	(1,091)	(1,126)	(1,151)	(1,151)	(1,106)
Assets	125,968	125,177	126,212	125,539	126,050
Deposits	99,035	99,289	97,245	98,154	98,430
Long-term debt	7,763	6,054	8,968	7,851	8,349
Stockholders' equity	16,664	17,365	17,385	17,211	16,844
Average balances—Continuing Operations
Loans, net of unearned income	$80,589	$81,283	$81,960	$81,510	$80,760
Assets	124,827	125,829	125,412	125,960	124,645
Deposits	98,497	97,936	97,497	97,750	97,488
Long-term debt	7,084	8,235	8,523	8,806	7,740
Stockholders' equity	16,951	17,307	17,151	17,086	16,901

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Selected Ratios and Other Information

	As of and for Quarter Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Return on average assets from continuing operations*	0.89%	0.96%	0.82%	0.82%	0.87%
Return on average common stockholders' equity*	6.90%	7.33%	6.37%	6.36%	6.64%
Return on average tangible common stockholders’ equity (non-GAAP)* (1)	9.96%	10.48%	9.15%	9.16%	9.61%
Efficiency ratio from continuing operations	64.4%	64.2%	65.6%	62.5%	63.7%
Adjusted efficiency ratio from continuing operations (non-GAAP) (1)(2)	63.2%	65.3%	64.0%	60.6%	63.4%
Common book value per share	$13.04	$13.38	$13.16	$12.86	$12.35
Tangible common book value per share (non-GAAP) (1)	$8.95	$9.38	$9.22	$8.97	$8.52
Tangible common stockholders’ equity to tangible assets (non-GAAP) (1)	8.99%	9.64%	9.57%	9.48%	9.13%
Basel III common equity (3)	$11,477	$11,543	$11,507	$11,496	$11,543
Basel III common equity Tier 1 ratio (3)	11.1%	11.2%	11.0%	10.9%	10.9%
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP) (1)(3)	11.0%	11.0%	10.8%	10.7%	10.7%
Tier 1 capital ratio (3)	11.9%	11.9%	11.7%	11.6%	11.7%
Total risk-based capital ratio (3)	14.1%	14.1%	13.9%	13.9%	13.9%
Leverage ratio (3)	10.1%	10.2%	10.2%	10.1%	10.3%
Effective tax rate (4)	31.2%	32.3%	29.7%	29.3%	29.3%
Allowance for loan losses as a percentage of loans, net of unearned income	1.36%	1.39%	1.41%	1.41%	1.36%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.10x	1.04x	1.12x	1.16x	1.41x
Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale (non-GAAP) (1)(7)	1.38x	1.23x	1.24x	1.32x	1.37x
Net interest margin (FTE) from continuing operations* (5)	3.16%	3.06%	3.15%	3.19%	3.08%
Loans, net of unearned income, to total deposits	80.9%	81.5%	84.0%	83.1%	82.5%
Net charge-offs as a percentage of average loans*	0.41%	0.26%	0.35%	0.34%	0.38%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	1.24%	1.33%	1.25%	1.22%	0.96%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	1.37%	1.47%	1.40%	1.36%	1.13%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale (6)	1.58%	1.69%	1.61%	1.61%	1.39%
Associate headcount—full-time equivalent	22,166	22,215	22,447	22,855	23,393
ATMs	1,906	1,969	1,957	1,950	1,962

Branch Statistics
Full service	1,460	1,522	1,520	1,525	1,548
Drive-through/transaction service only	67	75	79	80	79
Total branch outlets	1,527	1,597	1,599	1,605	1,627

*Annualized

(1)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 12, 13, 16 and 24.

(2)
During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases and totaled approximately $834 million at December 31, 2015. The aggregate impact of this adjustment lowered net interest income and other financing income by $15 million. Excluding the negative impact of the $15 million, the adjusted efficiency ratio would have been 62.7%.

(3)	Current quarter Basel III common equity as well as the Basel III common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.

(4)
The effective tax rate for the second quarter of 2016 was favorably impacted by increased benefits from affordable housing investments and tax-exempt income. The first quarter of 2016 includes an income tax benefit related to the conclusion of a state tax examination. The fourth quarter of 2015 reflects the impact of higher than expected income tax benefits related to affordable housing investments.

(5)	Excluding the negative impact of the $15 million lease adjustment discussed above, net interest margin would have been 3.13% for the fourth quarter of 2015.

(6)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 18 for amounts related to these loans.

(7)	Adjusted to exclude the allowance for loan losses and non-accrual loans related to the Direct Energy portfolio.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Interest income, including other financing income on:
Loans, including fees	$773	$763	$762	$768	$741
Securities—taxable	139	135	145	147	140
Loans held for sale	5	4	4	3	4
Trading account securities	1	—	1	3	1
Other earning assets	9	9	8	10	14
Operating lease assets	30	31	32	32	33
Total interest income, including other financing income	957	942	952	963	933
Interest expense on:
Deposits	31	31	28	27	27
Long-term borrowings	48	51	50	47	42
Total interest expense	79	82	78	74	69
Depreciation expense on operating lease assets	25	25	26	27	28
Total interest expense and depreciation expense on operating lease assets	104	107	104	101	97
Net interest income and other financing income	853	835	848	862	836
Provision for loan losses	48	29	72	113	69
Net interest income and other financing income after provision for loan losses	805	806	776	749	767
Non-interest income:
Service charges on deposit accounts	173	166	166	159	166
Card and ATM fees	103	105	99	95	96
Investment management and trust fee income	57	54	52	50	51
Mortgage income	43	46	46	38	37
Securities gains (losses), net	5	—	6	(5)	11
Other	141	228	157	169	153
Total non-interest income	522	599	526	506	514
Non-interest expense:
Salaries and employee benefits	472	486	480	475	478
Net occupancy expense	89	87	86	86	91
Furniture and equipment expense	80	80	79	78	79
Other	258	281	270	230	225
Total non-interest expense	899	934	915	869	873
Income from continuing operations before income taxes	428	471	387	386	408
Income tax expense	134	152	115	113	120
Income from continuing operations	294	319	272	273	288
Discontinued operations:
Income (loss) from discontinued operations before income taxes	1	2	5	—	(6)
Income tax expense (benefit)	—	1	2	—	(3)
Income (loss) from discontinued operations, net of tax	1	1	3	—	(3)
Net income	$295	$320	$275	$273	$285
Net income from continuing operations available to common shareholders	$278	$303	$256	$257	$272
Net income available to common shareholders	$279	$304	$259	$257	$269
Weighted-average shares outstanding—during quarter:
Basic	1,224	1,246	1,265	1,286	1,301
Diluted	1,234	1,252	1,268	1,291	1,308
Actual shares outstanding—end of quarter	1,215	1,236	1,259	1,275	1,297
Earnings per common share from continuing operations:
Basic	$0.23	$0.24	$0.20	$0.20	$0.21
Diluted	$0.23	$0.24	$0.20	$0.20	$0.21
Earnings per common share:
Basic	$0.23	$0.24	$0.20	$0.20	$0.21
Diluted	$0.23	$0.24	$0.20	$0.20	$0.21
Cash dividends declared per common share	$0.065	$0.065	$0.065	$0.06	$0.06
Taxable-equivalent net interest income and other financing income from continuing operations	$874	$856	$869	$883	$856

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Consolidated Statements of Income (continued) (unaudited)

	Year Ended December 31
($ amounts in millions, except per share data)	2016	2015
Interest income, including other financing income on:
Loans, including fees	$3,066	$2,942
Securities—taxable	566	564
Loans held for sale	16	16
Trading account securities	5	5
Other earning assets	36	43
Operating lease assets	125	33
Total interest income, including other financing income	3,814	3,603
Interest expense on:
Deposits	117	109
Short-term borrowings	—	1
Long-term borrowings	196	158
Total interest expense	313	268
Depreciation expense on operating lease assets	103	28
Total interest expense and depreciation expense on operating lease assets	416	296
Net interest income and other financing income	3,398	3,307
Provision for loan losses	262	241
Net interest income and other financing income after provision for loan losses	3,136	3,066
Non-interest income:
Service charges on deposit accounts	664	662
Card and ATM fees	402	364
Investment management and trust fee income	213	202
Mortgage income	173	162
Securities gains, net	6	29
Other	695	652
Total non-interest income	2,153	2,071
Non-interest expense:
Salaries and employee benefits	1,913	1,883
Net occupancy expense	348	361
Furniture and equipment expense	317	303
Other	1,039	1,060
Total non-interest expense	3,617	3,607
Income from continuing operations before income taxes	1,672	1,530
Income tax expense	514	455
Income from continuing operations	1,158	1,075
Discontinued operations:
Income (loss) from discontinued operations before income taxes	8	(22)
Income tax expense (benefit)	3	(9)
Income (loss) from discontinued operations, net of tax	5	(13)
Net income	$1,163	$1,062
Net income from continuing operations available to common shareholders	$1,094	$1,011
Net income available to common shareholders	$1,099	$998
Weighted-average shares outstanding—during year:
Basic	1,255	1,325
Diluted	1,261	1,334
Actual shares outstanding—end of period	1,215	1,297
Earnings per common share from continuing operations:
Basic	$0.87	$0.76
Diluted	$0.87	$0.76
Earnings per common share:
Basic	$0.87	$0.75
Diluted	$0.87	$0.75
Cash dividends declared per common share	$0.255	$0.23
Taxable-equivalent net interest income and other financing income from continuing operations	$3,482	$3,382

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	12/31/2016			9/30/2016
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	—%	$—	$—	—%
Trading account securities	120	1	1.72	117	—	—
Securities:
Taxable	25,086	139	2.22	24,929	135	2.15
Tax-exempt	1	—	—	1	—	—
Loans held for sale	563	5	3.22	531	4	3.38
Loans, net of unearned income:
Commercial and industrial	35,149	326	3.67	35,733	315	3.50
Commercial real estate mortgage—owner-occupied	6,963	78	4.33	7,106	81	4.49
Commercial real estate construction—owner-occupied	356	3	4.34	345	4	4.29
Commercial investor real estate mortgage	4,231	36	3.31	4,444	35	3.06
Commercial investor real estate construction	2,441	22	3.27	2,535	20	3.15
Residential first mortgage	13,485	128	3.83	13,249	128	3.85
Home equity	10,711	99	3.69	10,775	99	3.68
Indirect—vehicles	4,096	29	2.82	4,113	32	3.09
Indirect—other consumer	889	17	7.82	779	14	7.31
Consumer credit card	1,146	33	11.42	1,110	33	11.64
Other consumer	1,122	23	8.33	1,094	23	8.29
Total loans, net of unearned income	80,589	794	3.91	81,283	784	3.82
Investment in operating leases, net	721	5	3.05	761	6	2.85
Other earning assets	3,108	9	1.24	3,751	9	0.93
Total earning assets	110,189	953	3.44	111,373	938	3.34
Allowance for loan losses	(1,132)			(1,156)
Cash and due from banks	1,915			1,879
Other non-earning assets	13,855			13,733
	$124,827			$125,829
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$7,811	3	0.13	$7,779	3	0.14
Interest-bearing checking	19,769	5	0.11	20,267	5	0.10
Money market	27,254	8	0.12	26,974	9	0.12
Time deposits	7,505	15	0.79	7,447	14	0.79
Total interest-bearing deposits (1)	62,339	31	0.20	62,467	31	0.19
Other short-term borrowings	—	—	—	1	—	—
Long-term borrowings	7,084	48	2.70	8,235	51	2.43
Total interest-bearing liabilities	69,423	79	0.45	70,703	82	0.46
Non-interest-bearing deposits (1)	36,158	—	—	35,469	—	—
Total funding sources	105,581	79	0.30	106,172	82	0.30
Net interest spread			2.99			2.88
Other liabilities	2,295			2,350
Stockholders’ equity	16,951			17,307
	$124,827			$125,829
Net interest income and other financing income/margin FTE basis		$874	3.16%		$856	3.06%
_______

(1)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.13% and 0.12% for the quarters ended December 31, 2016 and September 30, 2016.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations (Continued)

	Quarter Ended
	6/30/2016			3/31/2016			12/31/2015
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$3	$—	—%	$11	$—	—%	$10	$—	—%
Trading account securities	114	1	0.99	132	3	10.20	138	1	3.71
Securities:
Taxable	24,682	145	2.36	24,618	147	2.39	24,325	140	2.28
Tax-exempt	1	—	—	1	—	—	1	—	—
Loans held for sale	458	4	3.45	362	3	3.30	404	4	4.18
Loans, net of unearned income:
Commercial and industrial (1)	36,493	316	3.47	36,103	321	3.56	35,511	290	3.24
Commercial real estate mortgage—owner-occupied	7,311	87	4.74	7,512	91	4.79	7,675	97	5.04
Commercial real estate construction—owner-occupied	348	4	4.46	359	4	4.17	415	5	4.48
Commercial investor real estate mortgage	4,399	33	3.00	4,430	34	3.07	4,332	35	3.20
Commercial investor real estate construction	2,591	20	3.12	2,591	20	3.11	2,576	19	2.97
Residential first mortgage	12,990	126	3.87	12,828	125	3.89	12,753	127	3.93
Home equity	10,869	99	3.65	10,956	99	3.63	10,948	96	3.48
Indirect—vehicles	4,149	33	3.15	4,056	32	3.18	3,969	32	3.22
Indirect—other consumer	686	12	6.86	599	10	6.41	523	8	5.71
Consumer credit card	1,066	31	11.72	1,050	31	12.01	1,031	30	11.52
Other consumer	1,058	22	8.31	1,026	22	8.47	1,027	22	8.50
Total loans, net of unearned income (1)	81,960	783	3.82	81,510	789	3.87	80,760	761	3.74
Investment in operating leases, net (1)	792	6	2.81	825	5	2.71	852	5	2.60
Other earning assets	2,970	8	1.10	4,046	10	0.98	3,709	14	1.39
Total earning assets	110,980	947	3.41	111,505	957	3.43	110,199	925	3.33
Allowance for loan losses	(1,158)			(1,108)			(1,120)
Cash and due from banks	1,792			1,710			1,642
Other non-earning assets	13,798			13,853			13,924
	$125,412			$125,960			$124,645
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$7,794	2	0.14	$7,491	3	0.16	$7,245	2	0.12
Interest-bearing checking	20,760	5	0.09	21,244	5	0.10	21,052	5	0.08
Money market	26,585	7	0.11	26,821	7	0.10	26,627	7	0.10
Time deposits	7,338	14	0.73	7,368	12	0.67	7,818	13	0.67
Total interest-bearing deposits (2)	62,477	28	0.18	62,924	27	0.18	62,742	27	0.17
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	—	—	—	10	—	—
Other short-term borrowings	—	—	—	8	—	—	3	—	—
Long-term borrowings	8,523	50	2.33	8,806	47	2.13	7,740	42	2.19
Total interest-bearing liabilities	71,000	78	0.44	71,738	74	0.42	70,495	69	0.39
Non-interest-bearing deposits (2)	35,020	—	—	34,826	—	—	34,746	—	—
Total funding sources	106,020	78	0.29	106,564	74	0.28	105,241	69	0.26
Net interest spread			2.97			3.01			2.94
Other liabilities	2,241			2,310			2,503
Stockholders’ equity	17,151			17,086			16,901
	$125,412			$125,960			$124,645
Net interest income and other financing income/margin FTE basis (1)		$869	3.15%		$883	3.19%		$856	3.08%
_______

(1)
During the fourth quarter of 2015, Regions corrected the accounting for approximately $852 million of average balances of leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases. Net interest margin, excluding the negative impact of the $15 million lease adjustment recorded in the fourth quarter of 2015 would have been 3.13%.

(2)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.12% for quarter ended June 30, 2016 and 0.11% for both of the quarters ended March 31, 2016 and December 31, 2015.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations (Continued)

	Year Ended December 31
	2016			2015
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$4	$—	—%	$9	$—	—%
Trading account securities	121	5	3.73	117	5	4.49
Securities:
Taxable	24,830	566	2.28	24,130	564	2.34
Tax-exempt	1	—	—	1	—	—
Loans held for sale	479	16	3.33	442	16	3.65
Loans, net of unearned income:
Commercial and industrial	35,867	1,278	3.55	34,772	1,170	3.37
Commercial real estate mortgage—owner-occupied	7,222	337	4.59	7,875	391	4.97
Commercial real estate construction—owner-occupied	352	15	4.31	428	19	4.32
Commercial investor real estate mortgage	4,376	138	3.11	4,487	142	3.16
Commercial investor real estate construction	2,539	82	3.16	2,421	72	2.99
Residential first mortgage	13,140	507	3.86	12,552	492	3.92
Home equity	10,827	396	3.66	10,901	385	3.54
Indirect—vehicles	4,103	126	3.06	3,828	125	3.28
Indirect—other consumer	738	53	7.17	383	20	5.18
Consumer credit card	1,093	128	11.69	997	115	11.51
Other consumer	1,076	90	8.35	990	86	8.63
Total loans, net of unearned income	81,333	3,150	3.86	79,634	3,017	3.79
Investment in operating leases, net	775	22	2.85	214	5	2.60
Other earning assets	3,469	36	1.05	3,324	43	1.28
Total earning assets	111,012	3,795	3.41	107,871	3,650	3.38
Allowance for loan losses	(1,139)			(1,106)
Cash and due from banks	1,824			1,702
Other non-earning assets	13,809			13,798
	$125,506			$122,265
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$7,719	11	0.14	$7,119	9	0.13
Interest-bearing checking	20,507	20	0.10	21,324	18	0.08
Money market	26,909	31	0.11	26,573	28	0.10
Time deposits	7,415	55	0.75	8,167	54	0.66
Total interest-bearing deposits (1)	62,550	117	0.19	63,183	109	0.17
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	588	—	—
Other short-term borrowings	3	—	—	338	1	0.20
Long-term borrowings	8,159	196	2.38	5,046	158	3.14
Total interest-bearing liabilities	70,712	313	0.44	69,155	268	0.39
Non-interest-bearing deposits (1)	35,371	—	—	33,707	—	—
Total funding sources	106,083	313	0.29	102,862	268	0.26
Net interest spread			2.97			2.99
Other liabilities	2,299			2,481
Stockholders’ equity	17,124			16,922
	$125,506			$122,265
Net interest income and other financing income/margin FTE basis		$3,482	3.14%		$3,382	3.13%
_______
(1) Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.12% and 0.11% for the years ended December 31, 2016 and 2015, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income table below presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended
($ amounts in millions)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	4Q16 vs. 3Q16		4Q16 vs. 4Q15
Net income from continuing operations available to common shareholders (GAAP)	$278	$303	$256	$257	$272	$(25)	(8.3)%	$6	2.2%
Preferred dividends (GAAP)	16	16	16	16	16	—	—%	—	—%
Income tax expense (GAAP)	134	152	115	113	120	(18)	(11.8)%	14	11.7%
Income from continuing operations before income taxes (GAAP)	428	471	387	386	408	(43)	(9.1)%	20	4.9%
Provision for loan losses (GAAP)	48	29	72	113	69	19	65.5%	(21)	(30.4)%
Pre-tax pre-provision income from continuing operations (non-GAAP)	476	500	459	499	477	(24)	(4.8)%	(1)	(0.2)%
Other adjustments:
Gain on sale of affordable housing residential mortgage loans (1)	(5)	—	—	—	—	(5)	NM	(5)	NM
Securities (gains) losses, net	(5)	—	(6)	5	(11)	(5)	NM	6	(54.5)%
Insurance proceeds (2)	—	(47)	—	(3)	(1)	47	(100.0)%	1	(100.0)%
Leveraged lease termination gains, net (3)	—	(8)	—	—	—	8	(100.0)%	—	NM
Salaries and employee benefits—severance charges	5	3	1	12	6	2	66.7%	(1)	(16.7)%
Professional, legal and regulatory expenses (4)	—	—	3	—	—	—	NM	—	NM
Branch consolidation, property and equipment charges	17	5	22	14	6	12	240.0%	11	183.3%
Loss on early extinguishment of debt	—	14	—	—	—	(14)	(100.0)%	—	NM
Total other adjustments	12	(33)	20	28	—	45	(136.4)%	12	NM
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	$488	$467	$479	$527	$477	$21	4.5%	$11	2.3%

NM - Not Meaningful
(1) Gain on sale of affordable housing residential mortgage loans in the fourth quarter of 2016 was due to the decision to sell approximately $171 million of loans to Freddie Mac. Approximately $91 million were sold with recourse, resulting in a deferred gain of $5 million, which will be evaluated when the recourse expires during the second quarter of 2017.
(2) Insurance proceeds recognized in the third quarter of 2016 are related to the previously disclosed settlement with the Department of Housing and Urban Development. Insurance
proceeds recognized in the other periods presented are related to the settlement of the previously disclosed 2010 class-action lawsuit.
(3) The impact of the leveraged lease termination gains, net in the third quarter of 2016 was fully offset by increased tax expense.
(4) Regions recorded $3 million of contingent legal and regulatory accruals during the second quarter of 2016.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Non-Interest Income

	Quarter Ended
($ amounts in millions)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	4Q16 vs. 3Q16		4Q16 vs. 4Q15
Service charges on deposit accounts	$173	$166	$166	$159	$166	$7	4.2%	$7	4.2%
Card and ATM fees	103	105	99	95	96	(2)	(1.9)%	7	7.3%
Investment management and trust fee income	57	54	52	50	51	3	5.6%	6	11.8%
Mortgage income	43	46	46	38	37	(3)	(6.5)%	6	16.2%
Capital markets fee income and other (1)	31	42	38	41	28	(11)	(26.2)%	3	10.7%
Insurance commissions and fees	34	38	36	40	34	(4)	(10.5)%	—	NM
Bank-owned life insurance	20	22	20	33	19	(2)	(9.1)%	1	5.3%
Commercial credit fee income	19	17	18	19	19	2	11.8%	—	NM
Investment services fee income	12	15	15	16	15	(3)	(20.0)%	(3)	(20.0)%
Insurance proceeds	—	47	—	3	1	(47)	(100.0)%	(1)	(100.0)%
Net revenue from affordable housing	1	2	3	11	14	(1)	(50.0)%	(13)	(92.9)%
Securities gains (losses), net	5	—	6	(5)	11	5	NM	(6)	(54.5)%
Market value adjustments on employee benefit assets	3	4	8	(12)	2	(1)	(25.0)%	1	50.0%
Other	21	41	19	18	21	(20)	(48.8)%	—	NM
Total non-interest income from continuing operations	$522	$599	$526	$506	$514	$(77)	(12.9)%	$8	1.6%
Mortgage Income

	Quarter Ended
($ amounts in millions)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	4Q16 vs. 3Q16		4Q16 vs. 4Q15
Production and sales	$27	$37	$32	$27	$23	$(10)	(27.0)%	$4	17.4%
Loan servicing	23	21	22	20	20	2	9.5%	3	15.0%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	64	(2)	(22)	(36)	12	66	NM	52	433.3%
MSRs hedge gain (loss)	(59)	—	24	35	(9)	(59)	NM	(50)	NM
MSRs change due to payment decay	(12)	(10)	(10)	(8)	(9)	(2)	20.0%	(3)	33.3%
MSR and related hedge impact	(7)	(12)	(8)	(9)	(6)	5	(41.7)%	(1)	16.7%
Total mortgage income	$43	$46	$46	$38	$37	$(3)	(6.5)%	$6	16.2%

Mortgage production - purchased	$911	$1,112	$1,235	$756	$852	$(201)	(18.1)%	$59	6.9%
Mortgage production - refinanced	627	550	421	355	338	77	14.0%	289	85.5%
Total mortgage production (2)	$1,538	$1,662	$1,656	$1,111	$1,190	$(124)	(7.5)%	$348	29.2%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	4Q16 vs. 3Q16		4Q16 vs. 4Q15
Investment management and trust fee income	$57	$54	$52	$50	$51	$3	5.6%	$6	11.8%
Insurance commissions and fees	34	38	36	40	34	(4)	(10.5)%	—	NM
Investment services fee income	12	15	15	16	15	(3)	(20.0)%	(3)	(20.0)%
Total wealth management income (3)	$103	$107	$103	$106	$100	$(4)	(3.7)%	$3	3.0%
_________
NM - Not Meaningful

(1)
Capital markets fee income and other primarily relates to capital raising activities that includes securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and advisory services. Beginning in the fourth quarter of 2015, this category also includes revenue derived from the purchase of BlackArch Partners, a middle-market mergers and acquisitions advisory firm.

(2)	Total mortgage production represents production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(3)
Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

Selected Non-Interest Income Variance Analysis

•	Capital markets fee income and other decreased in the fourth quarter of 2016 compared to the third quarter 2016 due to lower mergers and acquisition advisory services activity.

•
During the third quarter of 2016, the company received $47 million of insurance proceeds related to the previously disclosed settlement with the Department of Housing and Urban Development regarding Federal Housing Administration insured mortgage loans. Expenses related to the settlement were accrued in prior periods.

•
Other non-interest income decreased in the fourth quarter of 2016 compared to the third quarter of 2016 primarily due to a recovery of approximately $10 million related to the Gulf of Mexico oil spill and $8 million related to gains on leveraged lease terminations which occurred in the third quarter and did not repeat in the fourth quarter 2016.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Non-Interest Income

	Year Ended		Year-to-Date Change 12/31/16 vs. 12/31/15
($ amounts in millions)	12/31/2016	12/31/2015	Amount	Percent
Service charges on deposit accounts	$664	$662	$2	0.3%
Card and ATM fees	402	364	38	10.4%
Investment management and trust fee income	213	202	11	5.4%
Mortgage income	173	162	11	6.8%
Capital markets fee income and other (1)	152	104	48	46.2%
Insurance commissions and fees	148	140	8	5.7%
Bank-owned life insurance	95	74	21	28.4%
Commercial credit fee income	73	76	(3)	(3.9)%
Investment services fee income	58	55	3	5.5%
Insurance proceeds	50	91	(41)	(45.1)%
Net revenue from affordable housing	17	24	(7)	(29.2)%
Securities gains, net	6	29	(23)	(79.3)%
Market value adjustments on employee benefit assets	3	(3)	6	(200.0)%
Other	99	91	8	8.8%
Total non-interest income from continuing operations	$2,153	$2,071	$82	4.0%

Mortgage Income

	Year Ended		Year-to-Date Change 12/31/16 vs. 12/31/15
($ amounts in millions)	12/31/2016	12/31/2015	Amount	Percent
Production and sales	$123	$111	$12	10.8%
Loan servicing	86	81	5	6.2%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	4	(2)	6	(300.0)%
MSRs hedge gain (loss)	—	11	(11)	(100.0)%
MSRs change due to payment decay	(40)	(39)	(1)	2.6%
MSR and related hedge impact	(36)	(30)	(6)	20.0%
Total mortgage income	$173	$162	$11	6.8%

Mortgage production - purchased	$4,014	$3,749	$265	7.1%
Mortgage production - refinanced	1,953	1,734	219	12.6%
Total mortgage production (2)	$5,967	$5,483	$484	8.8%

Wealth Management Income

	Year Ended		Year-to-Date Change 12/31/16 vs. 12/31/15
($ amounts in millions)	12/31/2016	12/31/2015	Amount	Percent
Investment management and trust fee income	$213	$202	$11	5.4%
Insurance commissions and fees	148	140	8	5.7%
Investment services fee income	58	55	3	5.5%
Total wealth management income (3)	$419	$397	$22	5.5%
_________
NM - Not Meaningful

(1)
Capital markets fee income and other primarily relates to capital raising activities that includes securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and advisory services. Beginning in the fourth quarter of 2015, this category also includes revenue derived from the purchase of BlackArch Partners, a middle-market mergers and acquisitions advisory firm.

(2)	Total mortgage production represents production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(3)
Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Non-Interest Expense

	Quarter Ended
($ amounts in millions)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	4Q16 vs. 3Q16		4Q16 vs. 4Q15
Salaries and employee benefits	$472	$486	$480	$475	$478	$(14)	(2.9)%	$(6)	(1.3)%
Net occupancy expense	89	87	86	86	91	2	2.3%	(2)	(2.2)%
Furniture and equipment expense	80	80	79	78	79	—	NM	1	1.3%
Outside services	41	38	39	36	40	3	7.9%	1	2.5%
Marketing	23	25	28	25	23	(2)	(8.0)%	—	NM
FDIC insurance assessments	28	29	17	25	22	(1)	(3.4)%	6	27.3%
Professional, legal and regulatory expenses	26	29	21	13	22	(3)	(10.3)%	4	18.2%
Branch consolidation, property and equipment charges	17	5	22	14	6	12	240.0%	11	183.3%
Credit/checkcard expenses	14	14	14	13	13	—	NM	1	7.7%
Provision (credit) for unfunded credit losses	(3)	8	11	1	(12)	(11)	(137.5)%	9	(75.0)%
Visa class B shares expense	—	11	2	2	3	(11)	(100.0)%	(3)	(100.0)%
Loss on early extinguishment of debt	—	14	—	—	—	(14)	(100.0)%	—	NM
Other	112	108	116	101	108	4	3.7%	4	3.7%
Total non-interest expense from continuing operations	$899	$934	$915	$869	$873	$(35)	(3.7)%	$26	3.0%

	Year Ended		Year-to-Date Change 12/31/16 vs. 12/31/15
($ amounts in millions)	12/31/2016	12/31/2015	Amount	Percent
Salaries and employee benefits	$1,913	$1,883	$30	1.6%
Net occupancy expense	348	361	(13)	(3.6)%
Furniture and equipment expense	317	303	14	4.6%
Outside services	154	149	5	3.4%
Marketing	101	98	3	3.1%
FDIC insurance assessments	99	105	(6)	(5.7)%
Professional, legal and regulatory expenses	89	137	(48)	(35.0)%
Branch consolidation, property and equipment charges	58	56	2	3.6%
Credit/checkcard expenses	55	54	1	1.9%
Provision (credit) for unfunded credit losses	17	(13)	30	(230.8)%
Visa class B shares expense	15	9	6	66.7%
Loss on early extinguishment of debt	14	43	(29)	(67.4)%
Other	437	422	15	3.6%
Total non-interest expense from continuing operations	$3,617	$3,607	$10	0.3%
_________
NM - Not Meaningful

Selected Non-Interest Expense Variance Analysis

•
Salaries and employee benefits decreased in the fourth quarter of 2016 compared to the third quarter of 2016, primarily due to a decline in base salaries associated with one less weekday as well as a decrease in production-based incentives related to lower capital markets and commercial banking production.

•	During the fourth quarter of 2016 the company incurred $17 million of expenses related to the previously announced consolidation of 70 branches.

•
Visa class B share expense is associated with shares sold in a prior year. The Visa class B shares have restrictions tied to finalization of certain covered litigation. Changes in the status of that litigation drove the increased expense for the third quarter of 2016.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Return Ratios
The table below and on the following page present computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee income ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.
The table on the following page also provides a calculation of “return on average tangible common stockholders’ equity”. Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	4Q16 vs. 3Q16		4Q16 vs. 4Q15
ADJUSTED EFFICIENCY AND FEE INCOME RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE- CONTINUING OPERATIONS
Non-interest expense (GAAP)	A	$899	$934	$915	$869	$873	$(35)	(3.7)%	$26	3.0%
Adjustments:
Professional, legal and regulatory expenses (1)		—	—	(3)	—	—	—	NM	—	NM
Branch consolidation, property and equipment charges		(17)	(5)	(22)	(14)	(6)	(12)	240.0%	(11)	183.3%
Loss on early extinguishment of debt		—	(14)	—	—	—	14	(100.0)%	—	NM
Salary and employee benefits—severance charges		(5)	(3)	(1)	(12)	(6)	(2)	66.7%	1	(16.7)%
Adjusted non-interest expense (non-GAAP)	B	$877	$912	$889	$843	$861	$(35)	(3.8)%	$16	1.9%
Net interest income and other financing income (GAAP)		$853	$835	$848	$862	$836	$18	2.2%	$17	2.0%
Taxable-equivalent adjustment		21	21	21	21	20	—	—%	1	5.0%
Net interest income and other financing income, taxable-equivalent basis	C	$874	$856	$869	$883	$856	$18	2.1%	$18	2.1%
Non-interest income (GAAP)	D	$522	$599	$526	$506	$514	$(77)	(12.9)%	$8	1.6%
Adjustments:
Securities (gains) losses, net		(5)	—	(6)	5	(11)	(5)	NM	6	(54.5)%
Insurance proceeds (1)		—	(47)	—	(3)	(1)	47	(100.0)%	1	(100.0)%
Leveraged lease termination gains, net (1)		—	(8)	—	—	—	8	(100.0)%	—	NM
Gain on sale of affordable housing residential mortgage loans (1)		(5)	—	—	—	—	(5)	NM	(5)	NM
Adjusted non-interest income (non-GAAP)	E	$512	$544	$520	$508	$502	$(32)	(5.9)%	$10	2.0%
Total revenue, taxable-equivalent basis	C+D=F	$1,396	$1,455	$1,395	$1,389	$1,370	$(59)	(4.1)%	$26	1.9%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	C+E=G	$1,386	$1,400	$1,389	$1,391	$1,358	$(14)	(1.0)%	$28	2.1%
Efficiency ratio (GAAP)	A/F	64.4%	64.2%	65.6%	62.5%	63.7%
Adjusted efficiency ratio (non-GAAP) (2)	B/G	63.2%	65.3%	64.0%	60.6%	63.4%
Fee income ratio (GAAP)	D/F	37.4%	41.2%	37.7%	36.4%	37.5%
Adjusted fee income ratio (non-GAAP)	E/G	36.9%	38.8%	37.5%	36.5%	37.0%
________
*Annualized
NM - Not Meaningful

(1)	See page 8 for additional information regarding these adjustments.

(2)
During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases and totaled approximately $834 million at December 31, 2015. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million. Excluding the negative impact of the $15 million, the adjusted efficiency ratio would have been 62.7%.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Return Ratios (continued)

		Year Ended December 31
($ amounts in millions)		2016	2015	2016 vs. 2015
ADJUSTED EFFICIENCY, FEE INCOME AND OPERATING LEVERAGE RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE- CONTINUING OPERATIONS
Non-interest expense (GAAP)	H	$3,617	$3,607	$10	0.3%
Adjustments:
Professional, legal and regulatory expenses (1)		(3)	(48)	45	(93.8)%
Branch consolidation, property and equipment charges		(58)	(56)	(2)	3.6%
Loss on early extinguishment of debt		(14)	(43)	29	(67.4)%
Salary and employee benefits—severance charges		(21)	(6)	(15)	250.0%
Adjusted non-interest expense (non-GAAP)	I	$3,521	$3,454	$67	1.9%
Net interest income and other financing income (GAAP)		$3,398	$3,307	$91	2.8%
Taxable-equivalent adjustment		84	75	9	12.0%
Net interest income and other financing income, taxable-equivalent basis	J	$3,482	$3,382	$100	3.0%
Non-interest income (GAAP)	K	$2,153	$2,071	$82	4.0%
Adjustments:
Securities gains, net		(6)	(29)	23	(79.3)%
Insurance proceeds (1)		(50)	(91)	41	(45.1)%
Leveraged lease termination gains, net (1)		(8)	(8)	—	NM
Gain on sale of affordable housing residential mortgage loans (1)		(5)	—	(5)	NM
Adjusted non-interest income (non-GAAP)	L	$2,084	$1,943	$141	7.3%
Total revenue, taxable-equivalent basis	J+K=M	$5,635	$5,453	$182	3.3%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	J+L=N	$5,566	$5,325	$241	4.5%
Operating leverage ratio (GAAP)	M-H				3.0%
Adjusted operating leverage ratio (non-GAAP)	N-I				2.6%
Efficiency ratio (GAAP)	H/M	64.2%	66.2%
Adjusted efficiency ratio (non-GAAP)	I/N	63.3%	64.9%
Fee income ratio (GAAP)	K/M	38.2%	38.0%
Adjusted fee income ratio (non-GAAP)	L/N	37.5%	36.5%

		Quarter Ended
($ amounts in millions)		12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY- CONSOLIDATED
Net income available to common shareholders (GAAP)	O	$279	$304	$259	$257	$269
Average stockholders' equity (GAAP)		$16,955	$17,311	$17,151	$17,086	$16,889
Less:
Average intangible assets (GAAP)		5,127	5,116	5,124	5,131	5,132
Average deferred tax liability related to intangibles (GAAP)		(158)	(161)	(163)	(165)	(167)
Average preferred stock (GAAP)		820	820	820	820	822
Average tangible common stockholders' equity (non-GAAP)	P	$11,166	$11,536	$11,370	$11,300	$11,102
Return on average tangible common stockholders' equity (non-GAAP)*	O/P	9.96%	10.48%	9.15%	9.16%	9.61%

		Year Ended
($ amounts in millions)		12/31/2016	12/31/2015
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY- CONSOLIDATED
Net income available to common shareholders (GAAP)	Q	$1,099	$998
Average stockholders' equity (GAAP)		$17,126	$16,916
Less:
Average intangible assets (GAAP)		5,125	5,099
Average deferred tax liability related to intangibles (GAAP)		(162)	(170)
Average preferred stock (GAAP)		820	848
Average tangible common stockholders' equity (non-GAAP)	R	$11,343	$11,139
Return on average tangible common stockholders' equity (non-GAAP)	Q/R	9.69%	8.96%
________
*Annualized
NM - Not Meaningful

(1)	See page 8 for additional information regarding these adjustments.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Statements of Discontinued Operations (unaudited)
On January 11, 2012, Regions entered into a stock purchase agreement to sell Morgan Keegan and Company, Inc. and related affiliates to Raymond James Financial Inc. The sale was closed on April 2, 2012. Regions Investment Management, Inc. (formerly known as Morgan Asset Management, Inc.) and Regions Trust were not included in the sale. In connection with the agreement, the results of the entities sold are reported as discontinued operations. The following tables represents the unaudited condensed results for discontinued operations.

	Quarter Ended
($ amounts in millions, except per share data)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Non-interest expense:
Professional and legal expenses	$(1)	$(2)	$(5)	$—	$5
Other	—	—	—	—	1
Total non-interest expense	(1)	(2)	(5)	—	6
Income (loss) from discontinued operations before income tax	1	2	5	—	(6)
Income tax expense (benefit)	—	1	2	—	(3)
Income (loss) from discontinued operations, net of tax	$1	$1	$3	$—	$(3)
Weighted-average shares outstanding—during quarter (1):
Basic	1,224	1,246	1,265	1,286	1,301
Diluted	1,234	1,252	1,268	1,291	1,301
Earnings (loss) per common share from discontinued operations:
Basic	$0.00	$0.00	$0.00	$0.00	$(0.00)
Diluted	$0.00	$0.00	$0.00	$0.00	$(0.00)

	Year Ended December 31
($ amounts in millions, except per share data)	2016	2015
Non-interest expense:
Professional and legal expenses	$(9)	$21
Other	1	1
Total non-interest expense	(8)	22
Income (loss) from discontinued operations before income tax	8	(22)
Income tax expense (benefit)	3	(9)
Income (loss) from discontinued operations, net of tax	$5	$(13)
Weighted-average shares outstanding—during year (1):
Basic	1,255	1,325
Diluted	1,261	1,325
Earnings (loss) per common share from discontinued operations:
Basic	$0.00	$(0.01)
Diluted	$0.00	$(0.01)
_________

(1)	In a period where there is a loss from discontinued operations, basic and diluted weighted-average common shares outstanding are the same.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Components:
Allowance for loan losses (ALL)	$1,091	$1,126	$1,151	$1,151	$1,106
Reserve for unfunded credit commitments	69	72	64	53	52
Allowance for credit losses (ACL)	$1,160	$1,198	$1,215	$1,204	$1,158

Provision for loan losses	$48	$29	$72	$113	$69
Provision (credit) for unfunded credit losses	(3)	8	11	1	(12)

Net loans charged-off:
Commercial and industrial	31	10	29	18	43
Commercial real estate mortgage—owner-occupied	1	2	5	3	1
Commercial real estate construction—owner-occupied	—	—	—	1	—
Total commercial	32	12	34	22	44
Commercial investor real estate mortgage	(2)	(3)	—	(3)	(2)
Commercial investor real estate construction	(1)	(1)	—	(1)	(7)
Total investor real estate	(3)	(4)	—	(4)	(9)
Residential first mortgage	3	4	2	3	5
Home equity—first lien	3	1	2	5	2
Home equity—second lien	3	2	5	9	5
Indirect—vehicles	11	8	6	8	9
Indirect—other consumer	4	4	3	3	—
Consumer credit card	10	10	7	9	8
Other consumer	20	17	13	13	14
Total consumer	54	46	38	50	43
Total	$83	$54	$72	$68	$78
Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	0.34%	0.11%	0.32%	0.20%	0.48%
Commercial real estate mortgage—owner-occupied	0.10%	0.14%	0.22%	0.19%	0.08%
Commercial real estate construction—owner-occupied	(0.03)%	(0.19)%	0.19%	0.73%	(0.13)%
Total commercial	0.30%	0.11%	0.31%	0.20%	0.40%
Commercial investor real estate mortgage	(0.16)%	(0.33)%	(0.02)%	(0.23)%	(0.22)%
Commercial investor real estate construction	(0.12)%	(0.12)%	(0.07)%	(0.15)%	(1.00)%
Total investor real estate	(0.15)%	(0.25)%	(0.04)%	(0.20)%	(0.51)%
Residential first mortgage	0.10%	0.11%	0.04%	0.11%	0.16%
Home equity—first lien	0.15%	0.04%	0.14%	0.29%	0.11%
Home equity—second lien	0.34%	0.24%	0.45%	0.86%	0.47%
Indirect—vehicles	0.94%	0.86%	0.59%	0.79%	0.83%
Indirect—other consumer	2.16%	1.97%	1.86%	1.79%	—%
Consumer credit card	3.61%	3.23%	3.00%	3.31%	3.14%
Other consumer	6.90%	6.52%	4.99%	5.02%	5.25%
Total consumer	0.68%	0.59%	0.51%	0.65%	0.55%
Total	0.41%	0.26%	0.35%	0.34%	0.38%
Non-accrual loans, excluding loans held for sale	$995	$1,078	$1,025	$993	$782
Non-performing loans held for sale	13	15	31	22	38
Non-accrual loans, including loans held for sale	1,008	1,093	1,056	1,015	820
Foreclosed properties	90	95	89	97	100
Non-performing assets (NPAs)	$1,098	$1,188	$1,145	$1,112	$920
Loans past due > 90 days (1)	$170	$178	$174	$201	$213
Accruing restructured loans not included in categories above (2)	$1,010	$1,023	$1,051	$993	$1,039
Credit Ratios:
ACL/Loans, net	1.45%	1.48%	1.49%	1.48%	1.43%
ALL/Loans, net	1.36%	1.39%	1.41%	1.41%	1.36%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.10x	1.04x	1.12x	1.16x	1.41x
Non-accrual loans, excluding loans held for sale/Loans, net	1.24%	1.33%	1.25%	1.22%	0.96%
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	1.37%	1.47%	1.40%	1.36%	1.13%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale (1)	1.58%	1.69%	1.61%	1.61%	1.39%

(1)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 18 for amounts related to these loans.

(2)	See page 19 for detail of restructured loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Allowance for Credit Losses

	Year Ended December 31
($ amounts in millions)	2016	2015
Balance at beginning of year	$1,158	$1,168
Net loans charged off	(277)	(238)
Provision for loan losses	262	241
Provision (credit) for unfunded credit losses	17	(13)
Balance at end of year	$1,160	$1,158

 Non-Accrual Loans (excludes loans held for sale)

	As of
($ amounts in millions)	12/31/2016		9/30/2016		6/30/2016		3/31/2016		12/31/2015
Commercial and industrial	$623	1.78%	$693	1.96%	$596	1.65%	$556	1.53%	$325	0.91%
Commercial real estate mortgage—owner-occupied	210	3.06%	221	3.15%	240	3.34%	254	3.44%	268	3.55%
Commercial real estate construction—owner-occupied	3	0.92%	3	0.90%	3	0.91%	2	0.68%	2	0.50%
Total commercial	836	1.98%	917	2.14%	839	1.92%	812	1.85%	595	1.36%
Commercial investor real estate mortgage	17	0.42%	18	0.43%	33	0.77%	28	0.62%	31	0.73%
Commercial investor real estate construction	—	—%	1	0.04%	—	—%	—	—%	—	—%
Total investor real estate	17	0.27%	19	0.28%	33	0.48%	28	0.39%	31	0.45%
Residential first mortgage	50	0.38%	50	0.38%	52	0.40%	54	0.42%	63	0.49%
Home equity	92	0.86%	92	0.85%	101	0.93%	99	0.90%	93	0.84%
Total consumer	142	0.45%	142	0.45%	153	0.49%	153	0.50%	156	0.51%
Total non-accrual loans	$995	1.24%	$1,078	1.33%	$1,025	1.25%	$993	1.22%	$782	0.96%

Adjusted Non-Accrual Loans and Select Ratios (non-GAAP)
The table below presents computations of the adjusted allowance for loan losses to non-performing loans, excluding loans held for sale ratio (non-GAAP), generally calculated as adjusted allowance for loan losses divided by adjusted total non-accrual loans, excluding loans held for sale. The allowance for loan losses (GAAP) is presented excluding the portion of the allowance related to direct energy loans to arrive at the adjusted allowance for loan losses (non-GAAP). Total non-accrual loans (GAAP) is presented excluding direct energy non-accrual loans to arrive at adjusted total non-accrual loans, excluding loans held for sale (non-GAAP), which is the denominator for the allowance for loan losses to non-accrual loans ratio. Management believes that excluding the portion of the allowance for loan losses related to direct energy loans and the direct energy non-accrual loans will assist investors in analyzing the Company's credit quality performance absent the volatility that has been experienced by energy businesses. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, are not audited, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		As of
($ amounts in millions)		12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Allowance for loan losses (GAAP)	A	$1,091	$1,126	$1,151	$1,151	$1,106
Less: Direct energy portion		147	176	226	218	151
Adjusted allowance for loan losses (non-GAAP)	B	$944	$950	$925	$933	$955

Total non-accrual loans (GAAP)	C	$995	$1,078	$1,025	$993	$782
Less: Direct energy non-accrual loans		311	305	280	287	83
Adjusted total non-accrual loans (non-GAAP)	D	$684	$773	$745	$706	$699
Allowance for loan losses to non-performing loans, excluding loans held for sale (GAAP)	A/C	1.10x	1.04x	1.12x	1.16x	1.41x
Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale (non-GAAP)	B/D	1.38x	1.23x	1.24x	1.32x	1.37x

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Criticized and Classified Loans—Business Services (1)(2)

	As of
						12/31/2016		12/31/2016
($ amounts in millions)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	vs. 9/30/2016		vs. 12/31/2015
Accruing classified	$1,553	$1,477	$1,596	$1,800	$1,311	$76	5.1%	$242	18.5%
Non-accruing classified	853	936	872	840	626	(83)	(8.9)%	227	36.3%
Total classified	2,406	2,413	2,468	2,640	1,937	(7)	(0.3)%	469	24.2%

Special mention	1,206	1,329	1,196	985	1,434	(123)	(9.3)%	(228)	(15.9)%
Total criticized	$3,612	$3,742	$3,664	$3,625	$3,371	$(130)	(3.5)%	$241	7.1%

(1)	Business services represents the combined total of commercial and investor real estate loans.

(2)
In the second half of 2015, low oil prices began to drive the migration of a number of large energy credits into criticized (primarily in the exploration and production and oil field services sectors). Continued low oil prices prompted further migration of some of those credits into accruing classified and non-accruing classified during the first quarter of 2016.

Home Equity Lines of Credit - Future Principal Payment Resets (3)

	As of 12/31/2016
($ amounts in millions)	First Lien	% of Total	Second Lien	% of Total	Total
2017	$10	0.14%	$20	0.27%	$30
2018	12	0.17%	17	0.24%	29
2019	77	1.07%	69	0.96%	146
2020	159	2.19%	124	1.72%	283
2021	187	2.58%	161	2.22%	348
2022-2026	1,679	23.22%	1,760	24.33%	3,439
2027-2031	1,551	21.44%	1,406	19.44%	2,957
Thereafter	—	—%	1	0.01%	1
Total	$3,675	50.81%	$3,558	49.19%	$7,233

(3)
The balance of Regions' home equity portfolio was $10,687 million at December 31, 2016 consisting of $7,233 million of home equity lines of credit and $3,454 million of closed-end home equity loans. The home equity lines of credit presented in the table above are based on maturity date for lines with a balloon payment and draw period expiration date for lines that convert to a repayment period. The closed-end loans were primarily originated as amortizing loans, and were therefore excluded from the table above.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions)	12/31/2016		9/30/2016		6/30/2016		3/31/2016		12/31/2015
Commercial and industrial	$70	0.20%	$21	0.06%	$38	0.11%	$24	0.07%	$17	0.05%
Commercial real estate mortgage—owner-occupied	36	0.52%	59	0.84%	27	0.38%	34	0.46%	31	0.42%
Commercial real estate construction—owner-occupied	1	0.39%	2	0.61%	1	0.09%	1	0.18%	1	0.29%
Total commercial	107	0.25%	82	0.19%	66	0.15%	59	0.13%	49	0.11%
Commercial investor real estate mortgage	14	0.33%	6	0.14%	27	0.63%	21	0.47%	27	0.63%
Commercial investor real estate construction	—	—%	—	—%	—	0.01%	3	0.12%	2	0.06%
Total investor real estate	14	0.21%	6	0.09%	27	0.39%	24	0.34%	29	0.41%
Residential first mortgage—non-guaranteed (1)	128	0.98%	116	0.89%	120	0.94%	108	0.86%	122	0.98%
Home equity	82	0.77%	79	0.74%	74	0.69%	75	0.68%	84	0.76%
Indirect—vehicles	70	1.73%	57	1.41%	55	1.33%	49	1.20%	63	1.59%
Indirect—other consumer	8	0.87%	5	0.62%	5	0.60%	3	0.50%	3	0.57%
Consumer credit card	16	1.29%	15	1.28%	12	1.06%	11	1.08%	12	1.08%
Other consumer	18	1.64%	19	1.56%	17	1.53%	12	1.20%	15	1.44%
Total consumer (1)	322	1.04%	291	0.94%	283	0.92%	258	0.85%	299	0.99%
Total accruing 30-89 days past due loans (1)	$443	0.56%	$379	0.47%	$376	0.46%	$341	0.42%	$377	0.47%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions)	12/31/2016		9/30/2016		6/30/2016		3/31/2016		12/31/2015
Commercial and industrial	$6	0.02%	$5	0.01%	$6	0.02%	$3	0.01%	$9	0.02%
Commercial real estate mortgage—owner-occupied	2	0.04%	3	0.04%	3	0.05%	3	0.04%	3	0.03%
Total commercial	8	0.02%	8	0.02%	9	0.02%	6	0.02%	12	0.03%
Commercial investor real estate mortgage	—	0.01%	—	0.01%	3	0.08%	2	0.04%	4	0.10%
Commercial investor real estate construction	—	—%	—	—%	—	—%	8	0.30%	—	—%
Total investor real estate	—	0.01%	—	—%	3	0.05%	10	0.14%	4	0.06%
Residential first mortgage—non-guaranteed (2)	99	0.76%	106	0.81%	104	0.82%	115	0.92%	113	0.91%
Home equity	33	0.31%	39	0.36%	34	0.31%	45	0.42%	59	0.54%
Indirect—vehicles	10	0.25%	9	0.22%	8	0.20%	8	0.20%	9	0.22%
Consumer credit card	15	1.24%	13	1.18%	13	1.13%	12	1.10%	12	1.12%
Other consumer	5	0.41%	3	0.32%	3	0.31%	5	0.42%	4	0.37%
Total consumer (2)	162	0.52%	170	0.55%	162	0.53%	185	0.61%	197	0.66%
Total accruing 90+ days past due loans (2)	$170	0.21%	$178	0.22%	$174	0.21%	$201	0.25%	$213	0.26%

Total delinquencies (1) (2)	$613	0.77%	$557	0.69%	$550	0.68%	$542	0.67%	$590	0.73%

(1)
Excludes loans that are 100% guaranteed by FHA. Total 30-89 days past due guaranteed loans excluded were $34 million at 12/31/2016, $29 million at 9/30/2016, $28 million at 6/30/2016, $19 million at 3/31/2016 and $26 million at 12/31/2015.

(2)
Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $113 million at 12/31/2016, $99 million at 9/30/2016, $95 million at 6/30/2016, $105 million at 3/31/2016 and $107 million at 12/31/2015.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Troubled Debt Restructurings

	As of
($ amounts in millions)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Current:
Commercial	$230	$205	$206	$136	$135
Investor real estate	86	118	100	103	149
Residential first mortgage	325	329	343	345	341
Home equity	272	280	291	301	306
Consumer credit card	2	2	2	2	2
Other consumer	10	10	11	12	12
Total current	925	944	953	899	945
Accruing 30-89 DPD:
Commercial	11	6	8	10	11
Investor real estate	4	2	22	16	8
Residential first mortgage	55	54	52	52	57
Home equity	14	16	15	15	17
Other consumer	1	1	1	1	1
Total accruing 30-89 DPD	85	79	98	94	94
Total accruing and <90 DPD	1,010	1,023	1,051	993	1,039
Non-accrual or 90+ DPD:
Commercial	279	194	147	149	135
Investor real estate	5	9	19	27	22
Residential first mortgage	74	76	82	80	81
Home equity	17	17	18	19	18
Total non-accrual or 90+DPD	375	296	266	275	256
Total TDRs - Loans	$1,385	$1,319	$1,317	$1,268	$1,295
TDRs - Held For Sale	3	6	8	8	8
Total TDRs	$1,388	$1,325	$1,325	$1,276	$1,303

Total TDRs - Loans by Portfolio
	As of
($ amounts in millions)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Total commercial TDRs	$520	$405	$361	$295	$281
Total investor real estate TDRs	95	129	141	146	179
Total consumer TDRs	770	785	815	827	835
Total TDRs - Loans	$1,385	$1,319	$1,317	$1,268	$1,295

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Assets:
Cash and due from banks	$1,853	$1,928	$1,867	$1,708	$1,382
Interest-bearing deposits in other banks	3,583	2,310	2,370	2,682	3,932
Federal funds sold and securities purchased under agreements to resell	15	—	—	—	—
Trading account securities	124	120	117	110	143
Securities held to maturity	1,362	1,431	1,646	1,901	1,946
Securities available for sale	23,781	23,859	23,494	23,095	22,710
Loans held for sale	718	571	551	351	448
Loans, net of unearned income	80,095	80,883	81,702	81,606	81,162
Allowance for loan losses	(1,091)	(1,126)	(1,151)	(1,151)	(1,106)
Net loans	79,004	79,757	80,551	80,455	80,056
Other earning assets	1,644	1,505	1,516	1,574	1,652
Premises and equipment, net	2,096	2,075	2,091	2,134	2,152
Interest receivable	319	305	312	314	319
Goodwill	4,904	4,882	4,882	4,878	4,878
Residential mortgage servicing rights at fair value (MSRs)	324	238	216	239	252
Other identifiable intangible assets	221	228	240	246	259
Other assets	6,020	5,968	6,359	5,852	5,921
Total assets	$125,968	$125,177	$126,212	$125,539	$126,050
Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$36,046	$36,321	$34,982	$35,153	$34,862
Interest-bearing	62,989	62,968	62,263	63,001	63,568
Total deposits	99,035	99,289	97,245	98,154	98,430
Borrowed funds:
Short-term borrowings:
Other short-term borrowings	—	—	2	—	10
Total short-term borrowings	—	—	2	—	10
Long-term borrowings	7,763	6,054	8,968	7,851	8,349
Total borrowed funds	7,763	6,054	8,970	7,851	8,359
Other liabilities	2,506	2,469	2,612	2,323	2,417
Total liabilities	109,304	107,812	108,827	108,328	109,206
Stockholders’ equity:
Preferred stock, non-cumulative perpetual	820	820	820	820	820
Common stock	13	13	13	13	13
Additional paid-in capital	17,092	17,339	17,539	17,716	17,883
Retained earnings (deficit)	666	465	242	62	(115)
Treasury stock, at cost	(1,377)	(1,377)	(1,377)	(1,377)	(1,377)
Accumulated other comprehensive income (loss), net	(550)	105	148	(23)	(380)
Total stockholders’ equity	16,664	17,365	17,385	17,211	16,844
Total liabilities and stockholders’ equity	$125,968	$125,177	$126,212	$125,539	$126,050

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Loans and Leases

	As of
						12/31/2016		12/31/2016
($ amounts in millions)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	vs. 9/30/2016		vs. 12/31/2015
Commercial and industrial	$35,012	$35,388	$36,124	$36,200	$35,821	$(376)	(1.1)%	$(809)	(2.3)%
Commercial real estate mortgage—owner-occupied	6,867	7,007	7,193	7,385	7,538	(140)	(2.0)%	(671)	(8.9)%
Commercial real estate construction—owner-occupied	334	349	344	346	423	(15)	(4.3)%	(89)	(21.0)%
Total commercial	42,213	42,744	43,661	43,931	43,782	(531)	(1.2)%	(1,569)	(3.6)%
Commercial investor real estate mortgage	4,087	4,306	4,302	4,516	4,255	(219)	(5.1)%	(168)	(3.9)%
Commercial investor real estate construction	2,387	2,458	2,660	2,554	2,692	(71)	(2.9)%	(305)	(11.3)%
Total investor real estate	6,474	6,764	6,962	7,070	6,947	(290)	(4.3)%	(473)	(6.8)%
Total business	48,687	49,508	50,623	51,001	50,729	(821)	(1.7)%	(2,042)	(4.0)%
Residential first mortgage	13,440	13,402	13,164	12,895	12,811	38	0.3%	629	4.9%
Home equity—first lien	6,800	6,762	6,727	6,723	6,696	38	0.6%	104	1.6%
Home equity—second lien	3,887	3,987	4,105	4,191	4,282	(100)	(2.5)%	(395)	(9.2)%
Indirect—vehicles	4,040	4,076	4,159	4,072	3,984	(36)	(0.9)%	56	1.4%
Indirect—other consumer	920	838	722	652	545	82	9.8%	375	68.8%
Consumer credit card	1,196	1,123	1,113	1,045	1,075	73	6.5%	121	11.3%
Other consumer	1,125	1,187	1,089	1,027	1,040	(62)	(5.2)%	85	8.2%
Total consumer	31,408	31,375	31,079	30,605	30,433	33	0.1%	975	3.2%
Total Loans	$80,095	$80,883	$81,702	$81,606	$81,162	$(788)	(1.0)%	$(1,067)	(1.3)%

	Average Balances
($ amounts in millions)	4Q16	3Q16	2Q16	1Q16	4Q15	4Q16 vs. 3Q16		4Q16 vs. 4Q15
Commercial and industrial	$35,149	$35,733	$36,493	$36,103	$35,511	$(584)	(1.6)%	$(362)	(1.0)%
Commercial real estate mortgage—owner-occupied	6,963	7,106	7,311	7,512	7,675	(143)	(2.0)%	(712)	(9.3)%
Commercial real estate construction—owner-occupied	356	345	348	359	415	11	3.2%	(59)	(14.2)%
Total commercial	42,468	43,184	44,152	43,974	43,601	(716)	(1.7)%	(1,133)	(2.6)%
Commercial investor real estate mortgage	4,231	4,444	4,399	4,430	4,332	(213)	(4.8)%	(101)	(2.3)%
Commercial investor real estate construction	2,441	2,535	2,591	2,591	2,576	(94)	(3.7)%	(135)	(5.2)%
Total investor real estate	6,672	6,979	6,990	7,021	6,908	(307)	(4.4)%	(236)	(3.4)%
Total business	49,140	50,163	51,142	50,995	50,509	(1,023)	(2.0)%	(1,369)	(2.7)%
Residential first mortgage	13,485	13,249	12,990	12,828	12,753	236	1.8%	732	5.7%
Home equity—first lien	6,790	6,751	6,727	6,725	6,643	39	0.6%	147	2.2%
Home equity—second lien	3,921	4,024	4,142	4,231	4,305	(103)	(2.6)%	(384)	(8.9)%
Indirect—vehicles	4,096	4,113	4,149	4,056	3,969	(17)	(0.4)%	127	3.2%
Indirect—other consumer	889	779	686	599	523	110	14.1%	366	70.0%
Consumer credit card	1,146	1,110	1,066	1,050	1,031	36	3.2%	115	11.2%
Other consumer	1,122	1,094	1,058	1,026	1,027	28	2.6%	95	9.3%
Total consumer	31,449	31,120	30,818	30,515	30,251	329	1.1%	1,198	4.0%
Total Loans	$80,589	$81,283	$81,960	$81,510	$80,760	$(694)	(0.9)%	$(171)	(0.2)%

End of Period Loan Portfolio Balances by Percentage					As of
					12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Commercial and industrial					43.7%	43.8%	44.2%	44.4%	44.1%
Commercial real estate mortgage—owner-occupied					8.6%	8.7%	8.8%	9.0%	9.3%
Commercial real estate construction—owner-occupied					0.4%	0.4%	0.4%	0.4%	0.5%
Total commercial					52.7%	52.9%	53.4%	53.8%	53.9%
Commercial investor real estate mortgage					5.1%	5.3%	5.3%	5.6%	5.3%
Commercial investor real estate construction					3.0%	3.0%	3.3%	3.1%	3.3%
Total investor real estate					8.1%	8.3%	8.6%	8.7%	8.6%
Total business					60.8%	61.2%	62.0%	62.5%	62.5%
Residential first mortgage					16.8%	16.6%	16.1%	15.8%	15.8%
Home equity—first lien					8.5%	8.4%	8.2%	8.2%	8.2%
Home equity—second lien					4.8%	4.9%	5.0%	5.1%	5.3%
Indirect—vehicles					5.0%	5.0%	5.1%	5.0%	4.9%
Indirect—other consumer					1.2%	1.0%	0.9%	0.8%	0.7%
Consumer credit card					1.5%	1.4%	1.4%	1.3%	1.3%
Other consumer					1.4%	1.5%	1.3%	1.3%	1.3%
Total consumer					39.2%	38.8%	38.0%	37.5%	37.5%
Total Loans					100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Deposits

	As of
						12/31/2016		12/31/2016
($ amounts in millions)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	vs. 9/30/2016		vs. 12/31/2015
Customer Deposits
Interest-free deposits	$36,046	$36,321	$34,982	$35,153	$34,862	$(275)	(0.8)%	$1,184	3.4%
Interest-bearing checking	20,259	20,016	20,571	21,172	21,902	243	1.2%	(1,643)	(7.5)%
Savings	7,840	7,786	7,786	7,768	7,287	54	0.7%	553	7.6%
Money market—domestic	27,293	27,534	26,138	26,607	26,468	(241)	(0.9)%	825	3.1%
Money market—foreign	186	237	258	270	243	(51)	(21.5)%	(57)	(23.5)%
Low-cost deposits	91,624	91,894	89,735	90,970	90,762	(270)	(0.3)%	862	0.9%
Time deposits	7,183	7,366	7,286	7,161	7,468	(183)	(2.5)%	(285)	(3.8)%
Total Customer Deposits	98,807	99,260	97,021	98,131	98,230	(453)	(0.5)%	577	0.6%
Corporate Treasury Deposits
Time deposits	228	29	224	23	200	199	NM	28	14.0%
Total Deposits	$99,035	$99,289	$97,245	$98,154	$98,430	$(254)	(0.3)%	$605	0.6%

	As of
						12/31/2016		12/31/2016
($ amounts in millions)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	vs. 9/30/2016		vs. 12/31/2015
Consumer Bank Segment	$56,267	$56,184	$54,773	$54,482	$53,825	$83	0.1%	$2,442	4.5%
Corporate Bank Segment	28,280	28,356	27,743	27,527	27,287	(76)	(0.3)%	993	3.6%
Wealth Management Segment	10,438	10,622	10,863	12,092	12,863	(184)	(1.7)%	(2,425)	(18.9)%
Other	4,050	4,127	3,866	4,053	4,455	(77)	(1.9)%	(405)	(9.1)%
Total Deposits	$99,035	$99,289	$97,245	$98,154	$98,430	$(254)	(0.3)%	$605	0.6%

	Average Balances
($ amounts in millions)	4Q16	3Q16	2Q16	1Q16	4Q15	4Q16 vs. 3Q16		4Q16 vs. 4Q15
Customer Deposits
Interest-free deposits	$36,158	$35,469	$35,020	$34,826	$34,746	$689	1.9%	$1,412	4.1%
Interest-bearing checking	19,769	20,267	20,760	21,244	21,052	(498)	(2.5)%	(1,283)	(6.1)%
Savings	7,811	7,779	7,794	7,491	7,245	32	0.4%	566	7.8%
Money market—domestic	27,039	26,701	26,331	26,575	26,371	338	1.3%	668	2.5%
Money market—foreign	215	273	254	246	256	(58)	(21.2)%	(41)	(16.0)%
Low-cost deposits	90,992	90,489	90,159	90,382	89,670	503	0.6%	1,322	1.5%
Time deposits	7,300	7,346	7,169	7,277	7,618	(46)	(0.6)%	(318)	(4.2)%
Total Customer Deposits	98,292	97,835	97,328	97,659	97,288	457	0.5%	1,004	1.0%
Corporate Treasury Deposits
Time deposits	205	101	169	91	200	104	103.0%	5	2.5%
Total Deposits	$98,497	$97,936	$97,497	$97,750	$97,488	$561	0.6%	$1,009	1.0%

	Average Balances
($ amounts in millions)	4Q16	3Q16	2Q16	1Q16	4Q15	4Q16 vs. 3Q16		4Q16 vs. 4Q15
Consumer Bank Segment	$55,638	$55,186	$54,703	$53,492	$52,952	$452	0.8%	$2,686	5.1%
Corporate Bank Segment	28,730	28,293	27,618	27,608	27,580	437	1.5%	1,150	4.2%
Wealth Management Segment	10,245	10,643	11,280	12,311	12,497	(398)	(3.7)%	(2,252)	(18.0)%
Other	3,884	3,814	3,896	4,339	4,459	70	1.8%	(575)	(12.9)%
Total Deposits	$98,497	$97,936	$97,497	$97,750	$97,488	$561	0.6%	$1,009	1.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Deposits (Continued)
	As of
End of Period Deposits by Percentage	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Customer Deposits
Interest-free deposits	36.4%	36.6%	36.0%	35.8%	35.4%
Interest-bearing checking	20.5%	20.2%	21.1%	21.6%	22.3%
Savings	7.9%	7.9%	8.0%	7.9%	7.4%
Money market—domestic	27.5%	27.7%	26.9%	27.1%	26.9%
Money market—foreign	0.2%	0.2%	0.3%	0.3%	0.2%
Low-cost deposits	92.5%	92.6%	92.3%	92.7%	92.2%
Time deposits	7.3%	7.4%	7.5%	7.3%	7.6%
Total Customer Deposits	99.8%	100.0%	99.8%	100.0%	99.8%
Corporate Treasury Deposits
Time deposits	0.2%	—%	0.2%	—%	0.2%
Total Deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital
The following tables provide the calculation of the end of period “tangible common stockholders’ equity” and "tangible common book value per share" ratios, a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP), and the fully phased-in pro-forma of Basel III common equity Tier 1 (non-GAAP).

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions’ understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions’ current understanding of the final framework includes certain assumptions, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analyses and discussions with regulators continue. Because Regions is not currently subject to the fully phased-in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions’ disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders' equity and the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Tangible Common Ratios—Consolidated
Stockholders’ equity (GAAP)		$16,664	$17,365	$17,385	$17,211	$16,844
Less:
Preferred stock (GAAP)		820	820	820	820	820
Intangible assets (GAAP)		5,125	5,110	5,122	5,124	5,137
Deferred tax liability related to intangibles (GAAP)		(155)	(160)	(163)	(164)	(165)
Tangible common stockholders’ equity (non-GAAP)	A	$10,874	$11,595	$11,606	$11,431	$11,052
Total assets (GAAP)		$125,968	$125,177	$126,212	$125,539	$126,050
Less:
Intangible assets (GAAP)		5,125	5,110	5,122	5,124	5,137
Deferred tax liability related to intangibles (GAAP)		(155)	(160)	(163)	(164)	(165)
Tangible assets (non-GAAP)	B	$120,998	$120,227	$121,253	$120,579	$121,078
Shares outstanding—end of quarter	C	1,215	1,236	1,259	1,275	1,297
Tangible common stockholders’ equity to tangible assets (non-GAAP)	A/B	8.99%	9.64%	9.57%	9.48%	9.13%
Tangible common book value per share (non-GAAP)	A/C	$8.95	$9.38	$9.22	$8.97	$8.52

($ amounts in millions)		12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma (1)
Stockholder's equity (GAAP)		$16,664	$17,365	$17,385	$17,211	$16,844
Non-qualifying goodwill and intangibles		(4,955)	(4,936)	(4,946)	(4,947)	(4,958)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		482	(173)	(227)	(64)	286
Preferred stock (GAAP)		(820)	(820)	(820)	(820)	(820)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	$11,371	$11,436	$11,392	$11,380	$11,352
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) (2)	E	$103,529	$103,749	$105,199	$106,227	$106,188
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	11.0%	11.0%	10.8%	10.7%	10.7%

(1)	Current quarter amounts and the resulting ratio are estimated.

(2)
Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amounts included above are a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•
Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.

•
Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.

•	The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict.

•
Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.

•
Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•
Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are.

•	Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.

•	Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue.

•	The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.

•
Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

•
Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us.

•
Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements.

•
Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted.

•
The Basel III framework calls for additional risk-based capital surcharges for globally systemically important banks. Although we are not subject to such surcharges, it is possible that in the future we may become subject to similar surcharges.

•
The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.

•	Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives.

•	The success of our marketing efforts in attracting and retaining customers.

•	Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.

•
Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.

•	Fraud or misconduct by our customers, employees or business partners.

•	Any inaccurate or incomplete information provided to us by our customers or counterparties.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Fourth Quarter 2016 Earnings Release

•	The risks and uncertainties related to our acquisition and integration of other companies.

•
Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act.

•	The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

•	The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses.

•
The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business.

•
Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.

•	Our inability to keep pace with technological changes could result in losing business to competitors.

•
Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; disruption or damage to our systems; increased costs; losses; or adverse effects to our reputation.

•	Our ability to realize our efficiency ratio target as part of our expense management initiatives.

•
Significant disruption of, or loss of public confidence in, the Internet and services and devices used to access the Internet could affect the ability of our customers to access their accounts and conduct banking transactions.

•	Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets.

•
The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

•
The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses.

•	Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders.

•	Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results.

•	Other risks identified from time to time in reports that we file with the SEC.

•	The effects of any damage to our reputation resulting from developments related to any of the items identified above.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.
The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551.